EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
February 21, 2023

Centrus Reports Fourth Quarter and Full Year 2022 Results

Financial Highlights:
•LEU segment revenue of $112.2 million and segment gross profit of $67.0 million in the fourth quarter of 2022.
•2022 full year net income of $52.2 million, which reflects a one-time loss accrual of $21.3 million for the cost share associated with the U.S. Department of Energy HALEU Operation Contract Award.

Commercial Highlights:
•Secured a $150 million, competitively-awarded contract to complete construction and begin operation of a HALEU demonstration cascade.
•First-of-a-Kind HALEU production to begin by the end of 2023.
•Originated record $270 million of new sales contracts throughout 2022, contributing to the $1 billion long-term order book for our LEU segment as of December 31, 2022.

BETHESDA, Md. - Centrus Energy Corp. (NYSE American: LEU) (“Centrus” or the “Company”) today reported 2022 results. The Company reported net income of $52.2 million for the year ended December 31, 2022, which reflects a $21.3 million accrual for the cost share associated with Centrus’ High Assay Low-Enriched Uranium (HALEU) Operation Contract with the Department of Energy (DOE). The net income allocable to common stockholders in 2022 was $50.7 million, or $3.47 (basic) and $3.38 (diluted) per common share.

“We are pleased with how strongly we finished 2022. Our LEU segment generated $67 million in gross profit in the fourth quarter. In Technical Solutions we won the DOE contract to operate a HALEU demonstration cascade through an open, competitive bidding process. We are now on pace to begin producing HALEU by the end of this year. This will be the first new U.S.-owned, U.S.-technology enrichment plant to begin production in 70 years,” said Centrus President and CEO Daniel B. Poneman. “With a strong cash position, a robust long-term order book, and strong bipartisan support for investments in domestic uranium enrichment, Centrus is well-positioned for the future. Our goal is to scale up production in the Piketon, Ohio, facility to meet the full range of America’s commercial and national security requirements for enriched uranium, including HALEU for advanced reactors and LEU for the existing reactor fleet.”

Full Year Financial Results

Centrus achieved operating income of $59.7 million for the year ended December 31, 2022, after taking account of a $21.3 million estimated loss related to Centrus’ cost-share contribution to the

HALEU Operation Contract that the company secured in November 2022. For the year ended December 31, 2021, Centrus had operating income of $68.3 million, which included $43.5 million in income from a one-time legal settlement the Company secured for pension and post-retirement claims.

Centrus generated total revenue of $293.8 million and $298.3 million for the year ended December 31, 2022 and 2021, respectively.

Revenue from the Low-Enriched Uranium (LEU) segment was $235.6 million and $186.1 million for the year ended December 31, 2022 and 2021, respectively, an increase of $49.5 million year on year. SWU revenue increased $32.9 million due to higher average SWU prices billed to customers, reflecting the particular contracts under which SWU were sold during the periods, as well as an increase in the volume of SWU sold. Uranium revenue increased $16.6 million due to an increase in the average price of uranium (UF6 and U3O8) billed to customers, partially offset by a decrease in sales volume.

Revenue from the Technical Solutions segment was $58.2 million and $112.2 million for the year ended December 31, 2022 and 2021, respectively, a decrease of $54.0 million. Revenue in 2021 included $43.5 million related to the settlement of the Company’s claims for reimbursements for certain pension and postretirement benefits costs incurred in connection with a past cost-reimbursable contract performed at the Portsmouth GDP. Excluding this one-time payment, revenue from the Technical Solutions segment decreased $10.5 million in 2022, driven by decreased work performed under the HALEU Demonstration Contract and X-energy contract, partially offset by increased work under the HALEU Operation Contract and other contracts.

Cost of sales for the LEU segment was $105.0 million and $113.1 million for the year ended December 31, 2022 and 2021, respectively, a decrease of $8.1 million. The volume of SWU and uranium (UF6) sold increased and the average SWU unit cost decreased while the average uranium (UF6) unit cost increased.

Cost of sales for the Technical Solutions segment was $70.9 million and $70.7 million for the year ended December 31, 2022 and 2021, respectively, an increase of $0.2 million, largely reflecting the increase in contract work performed. The increase consists of the accrued loss related to Phase 1 of the HALEU Operation Contract of $21.3 million plus $1.8 million of other costs relating to this contract. This was offset by decreased costs related to the HALEU Demonstration Contract and X-energy contract.

Gross profit for the Company was $117.9 million and $114.5 million for the year ended December 31, 2022 and 2021, respectively. This increase was primarily attributed to the increase in gross profit in the LEU segment, partially offset by the decrease in gross profit in the Technical Solutions segment, as previously discussed.

Selling, general, and administrative expenses were $33.9 million and $36.0 million for the year ended December 31, 2022 and 2021, respectively, a decrease of $2.1 million.

About Centrus Energy Corp.

Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.

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Forward-Looking Statements:

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control.

For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following which are, and will be, exacerbated by the COVID-19 pandemic and subsequent variants, and any worsening of the global business and economic environment as a result: risks related to the war in Ukraine and geopolitical conflicts and the imposition of sanctions or other measures by either the U.S. or foreign governments, organizations (including the United Nations, the European Union or other international organizations), entities or persons, that could directly or indirectly impact our ability to obtain or sell low enriched uranium (“LEU”) under our existing supply contract with the Russian government-owned entity TENEX, Joint-Stock Company (“TENEX”); risks related to the refusal of TENEX to deliver LEU to us if, among other reasons, TENEX is unable to receive payments, or to receive the return of natural uranium, as a result of any government, international or corporate actions or directions or other reasons; risks related to whether or when government funding or demand for high-assay low-enriched uranium (“HALEU”) for government or commercial uses will materialize; risks and uncertainties regarding funding for continuation and deployment of the American Centrifuge technology; risks related to (i) our ability to perform and absorb costs under our agreement with the U.S. Department of Energy (“DOE”) to deploy and operate a cascade of centrifuges to demonstrate production of HALEU for advanced reactors (the “HALEU Operation Contract”), (ii) our ability to obtain contracts and funding to be able to continue operations and (iii) our ability to obtain and/or perform under other agreements; risks that (i) we may not obtain the full benefit of the HALEU Operation Contract and may not be able or allowed to operate the HALEU enrichment facility to produce HALEU after the completion of the existing HALEU Operation Contract or (ii) the HALEU enrichment facility may not be available to us as a future source of supply; risks related to our dependence on others, such as our transporters for deliveries of LEU including deliveries from TENEX, under our commercial supply agreement with TENEX and deliveries under our long-term commercial supply agreement with a subsidiary of Orano Cycle (“Orano”) or other suppliers; risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; risks related to financial difficulties experienced by customers or suppliers, including possible bankruptcies, insolvencies, or any other inability to pay for our products or services or delays in making timely payment; risks related to pandemics, endemics, and other health crises; risks related to the impact and potential extended duration of a supply/demand imbalance in the market for LEU; risks related to our ability to sell the LEU we procure pursuant to our purchase obligations under our supply agreements and sanctions or limitations on imports of such LEU, including those imposed under the 1992 Russian Suspension Agreement as amended, international trade legislation and other international trade restrictions; risks related to existing or new trade barriers and contract terms that limit our ability to procure LEU for, or deliver LEU to customers; risks related to pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; risks related to the movement and timing of customer orders; risks associated with our reliance on third-party suppliers and service providers to provide essential products and services to us; risks related to the fact that we face significant competition from major producers who may be less cost sensitive or are wholly or partially government owned; risks that our ability to compete in foreign markets may be limited for various reasons; risks related to the fact that our revenue is largely dependent on our largest customers; risks related to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and our lack of current production capability; risks related to uncertainty regarding our ability to commercially deploy a competitive enrichment technology; risks related to the potential for demobilization or termination of our American Centrifuge work; risks that we will not be able to timely complete the work that we are obligated to perform; risks related to our ability to perform fixed-price and cost-share contracts such as the HALEU Operation Contract, including the risk that costs that we must bear could be higher than expected; risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks related to our 8.25% Notes maturing in February 2027; risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; risks related to the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; risks related to the Company’s capital concentration; risks related to the value of our intangible assets related to the sales order book and customer relationships; risks related to the limited trading markets in our securities; risks related to decisions made by our Class B stockholders regarding their investment in the Company based upon factors that are unrelated to the Company’s performance; risks that a small number of holders of our Class A Common Stock (whose interests may not be aligned with other holders of our Class A Common Stock), may exert significant influence over the direction of the Company and may be motivated by interests that are not aligned with the Company’s other Class A stockholders; risks related to (i) the use of our net operating losses (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement (as defined herein) to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) our ability to generate taxable income to utilize all or a portion of the NOLs prior to the expiration thereof and NUBILs; risks related to failures or security breaches of our information technology systems; risks related to our ability to attract and retain key personnel; risks related to actions, including reviews, that may be taken by the U.S. Government, the Russian government, or other governments that could affect our ability to perform under our contractual obligations or the ability of our sources of supply to perform under their contractual obligations to us; risks related to our ability to perform and receive timely payment under agreements with the DOE or other government agencies, including risks and uncertainties related to the ongoing funding by the government and potential audits; risks related to changes or termination of agreements with the U.S. Government or other counterparties, or the exercise of contract remedies by such counterparties; risks related to the competitive environment for our products and services; risks related to changes in the nuclear energy industry; risks related to the competitive bidding process associated with obtaining contracts, including government contracts; risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive; risks related to potential strategic transactions that could be difficult to implement, disrupt our business or change our business profile significantly; risks related to the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); risks related to the impact of government regulation and policies including by the DOE and the U.S. Nuclear Regulatory Commission; risks of accidents during the transportation, handling, or processing of toxic hazardous or radioactive material that may pose a health risk to humans or animals, cause property or environmental damage, or result in precautionary evacuations; risks associated with claims and litigation arising from past activities at sites we currently operate or past activities at sites that we no longer operate, including the Paducah, Kentucky, and Portsmouth, Ohio, gaseous diffusion plants; and other risks and uncertainties discussed in this and our other filings with the SEC.

These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this news release and in our other filings with the SEC, including our Annual report on Form 10-K for the year ended December 31, 2022, and our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.

Contacts:

Investors: Dan Leistikow at LeistikowD@centrusenergy.com
Media: Lindsey Geisler at GeislerLR@centrusenergy.com

CENTRUS ENERGY CORP.
ADJUSTED NET INCOME PER SHARE RECONCILIATION TABLE

The Company measures Net Income (Loss) and Net Income (Loss) per Share both on a GAAP basis and on an adjusted basis to exclude deemed dividends allocable to retired preferred stock shares and the warrant modification (“Adjusted Net Income” and “Adjusted Net Income per Share”). We believe Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures, provide investors with additional understanding of the Company’s financial performance as well as its strategic financial planning analysis and period-to-period comparability. These metrics are useful to investors because they reflect how management evaluates the Company’s ongoing operating performance from period-to-period after removing certain transactions and activities that affect comparability of the metrics and are not reflective of the Company’s core operations.

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	2020	2022	2021	2020
Numerator (in millions):
Net income	$21.3	$116.2	$16.4	$52.2	$175.0	$54.4
Less: Distributed earnings allocable to warrant modification	1.5	—	—	1.5	—	—
Less: Preferred stock dividends - undeclared and cumulative	—	—	0.8	—	2.1	6.7
Less: Distributed earnings allocable to retired preferred shares	—	31.0	41.9	—	37.6	41.9
Net income (loss) allocable to common stockholders	$19.8	$85.2	$(26.3)	$50.7	$135.3	$5.8

Plus: Distributed earnings allocable to warrant modification	$1.5	$—	$—	$1.5	$—	$—
Plus: Distributed earnings allocable to retired preferred shares	—	31.0	41.9	—	37.6	41.9
Adjusted net income, including distributed earnings allocable to retired preferred shares (Non-GAAP)	$21.3	$116.2	$15.6	$52.2	$172.9	$47.7

Denominator (in thousands):
Average common shares outstanding - basic	14,648	13,873	10,322	14,601	13,493	9,825
Average common shares outstanding - diluted (a)	15,029	14,278	10,322	14,988	13,879	10,123

Net Income (Loss) per Share (in dollars):
Basic	$1.35	$6.14	$(2.55)	$3.47	$10.03	$0.59
Diluted	$1.32	$5.97	$(2.55)	$3.38	$9.75	$0.57

Plus: Effect of distributed earnings allocable to retired preferred shares and warrant modification, per common share (in dollars):
Basic	$0.10	$2.24	$4.06	$0.11	$2.78	$4.26
Diluted	$0.10	$2.17	$4.01	$0.10	$2.71	$4.14

Adjusted Net Income per Share (Non-GAAP) (in dollars):
Basic	$1.45	$8.38	$1.51	$3.58	$12.81	$4.85
Diluted	$1.42	$8.14	$1.46	$3.48	$12.46	$4.71
(a) For purposes of Adjusted Net Income per Share for the three months ended December 31, 2020, average common shares outstanding - diluted is 10,659,000 shares. No dilutive effect is recognized in a period in which a net loss has occurred.

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited; in millions, except share and per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	2020	2022	2021	2020
Revenue:
Separative work units	$90.2	$60.9	$62.1	$196.2	$163.3	$151.5
Uranium	22.0	9.9	15.6	39.4	22.8	39.0
Technical solutions	14.0	18.2	15.2	58.2	112.2	56.7
Total revenue	126.2	89.0	92.9	293.8	298.3	247.2
Cost of Sales:
Separative work units and uranium	45.2	37.0	40.9	105.0	113.1	92.7
Technical solutions	32.6	15.8	17.0	70.9	70.7	56.9
Total cost of sales	77.8	52.8	57.9	175.9	183.8	149.6
Gross profit	48.4	36.2	35.0	117.9	114.5	97.6
Advanced technology costs	4.8	0.8	1.0	14.8	2.1	2.8
Selling, general and administrative	9.5	11.0	10.4	33.9	36.0	36.0
Amortization of intangible assets	2.8	2.7	2.5	9.0	8.1	6.8
Special charges for workforce reductions	—	—	0.1	0.5	—	0.6
Other expense, net	—	—	0.4	—	—	0.4
Operating income	31.3	21.7	20.6	59.7	68.3	51.0
Nonoperating components of net periodic benefit expense (income)	4.5	(54.7)	5.0	(6.6)	(67.6)	(1.6)
Interest expense	0.4	0.1	—	0.5	0.1	0.1
Investment income	(1.2)	(0.1)	—	(2.0)	(0.1)	(0.5)
Income before income taxes	27.6	76.4	15.6	67.8	135.9	53.0
Income tax expense (benefit)	6.3	(39.8)	(0.8)	15.6	(39.1)	(1.4)
Net income and comprehensive income	21.3	116.2	16.4	52.2	175.0	54.4
Distributed earnings allocable to warrant modification	1.5	—	—	1.5	—	—
Preferred stock dividends - undeclared and cumulative	—	—	0.8	—	2.1	6.7
Distributed earnings allocable to retired preferred shares	—	31.0	41.9	—	37.6	41.9
Net income (loss) allocable to common stockholders	$19.8	$85.2	$(26.3)	$50.7	$135.3	$5.8

Net income (loss) per share:
Basic	$1.35	$6.14	$(2.55)	$3.47	$10.03	$0.59
Diluted	$1.32	$5.97	$(2.55)	$3.38	$9.75	$0.57
Average number of common shares outstanding (in thousands):
Basic	14,648	13,873	10,322	14,601	13,493	9,825
Diluted	15,029	14,278	10,322	14,988	13,879	10,123

CENTRUS ENERGY CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Year Ended December 31,
	2022	2021	2020
OPERATING
Net income	$52.2	$175.0	$54.4
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	9.6	8.6	7.3
Accrued loss on long-term contract	19.5	(7.2)	(10.6)
Deferred tax assets	14.7	(39.5)	(1.9)
Retirement benefit plans (gains) losses, net	7.8	(50.5)	7.2
Revaluation of inventory borrowing	8.0	4.8	—
Equity-related compensation	1.9	12.1	7.1
Changes in operating assets and liabilities:
Accounts receivable	(9.0)	0.5	(8.6)
Inventories	(88.5)	(14.2)	26.6
Inventories owed to customers and suppliers	52.4	3.5	(0.8)
Other current assets	(15.6)	(1.0)	(0.4)
Payables under inventory purchase agreements	5.7	16.6	13.2
Deferred revenue and advances from customers, net of deferred costs	(22.5)	13.2	9.7
Accounts payable and other liabilities	2.6	(4.6)	(5.2)
Pension and postretirement liabilities	(18.1)	(67.0)	(32.7)
Other, net	(0.1)	(0.3)	1.8
Cash provided by operating activities	20.6	50.0	67.1

INVESTING
Capital expenditures	(0.7)	(1.2)	(1.4)
Cash used in investing activities	(0.7)	(1.2)	(1.4)

FINANCING
Proceeds from the issuance of common stock, net	3.6	42.1	23.1
Redemption of preferred stock, net	—	(44.4)	(61.6)
Payment of interest classified as debt	(6.1)	(6.1)	(6.1)
Exercise of stock options	0.4	0.9	0.3
Withholding of shares to fund grantee tax obligations under stock-based compensation plan	(1.9)	(2.4)	—
Other	(0.3)	—	(0.1)
Cash used in financing activities	(4.3)	(9.9)	(44.4)

Increase in cash, cash equivalents and restricted cash	15.6	38.9	21.3
Cash, cash equivalents and restricted cash, beginning of period	196.8	157.9	136.6
Cash, cash equivalents and restricted cash, end of period	$212.4	$196.8	$157.9

Supplemental cash flow information:
Non-cash activities:
Property, plant and equipment included in accounts payable and accrued liabilities	$0.2	$—	$0.3
Equity transaction costs included in accounts payable and accrued liabilities	$0.2	$0.4	$0.2
Adjustment to right to use lease assets from lease modification	$6.6	$—	$—
Disposal of right to use lease assets from lease modification	$—	$1.0	$0.2
Reclassification of equity compensation liability to equity	$10.6	$7.5	$—
Common stock and warrant issued in exchange for preferred stock	$—	$7.5	$—
Distributed earnings allocable to warrant modification	$1.5	$—	$—

CENTRUS ENERGY CORP.
CONSOLIDATED BALANCE SHEETS
Unaudited; in millions, except share and per share data)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$179.9	$193.8
Accounts receivable	38.1	29.1
Inventories	209.2	91.1
Deferred costs associated with deferred revenue	135.7	143.3
Other current assets	24.2	8.6
Total current assets	587.1	465.9
Property, plant and equipment, net	5.5	5.3
Deposits for financial assurance	32.3	2.8
Intangible assets, net	45.7	54.7
Deferred tax assets, net	26.8	41.4
Other long-term assets	8.1	2.3
Total assets	$705.5	$572.4

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$65.5	$37.8
Payables under inventory purchase agreements	43.6	37.9
Inventories owed to customers and suppliers	60.8	8.4
Deferred revenue and advances from customers	273.2	303.1
Current debt	6.1	6.1
Total current liabilities	449.2	393.3
Long-term debt	95.7	101.8
Postretirement health and life benefit obligations	84.5	114.9
Pension benefit liabilities	43.6	23.1
Advances from customers	46.2	45.1
Long-term inventory loans	48.7	22.4
Other long-term liabilities	11.7	13.7
Total liabilities	779.6	714.3

Stockholders’ deficit:
Class A Common Stock, par value $0.10 per share, 70,000,000 shares authorized, 13,919,646 and 13,649,933 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	1.4	1.4
Class B Common Stock, par value $0.10 per share, 30,000,000 shares authorized, 719,200 shares issued and outstanding as of December 31, 2022 and December 31, 2021	0.1	0.1
Excess of capital over par value	158.1	140.7
Accumulated deficit	(233.9)	(284.6)
Accumulated other comprehensive income	0.2	0.5
Total stockholders’ deficit	(74.1)	(141.9)
Total liabilities and stockholders’ deficit	$705.5	$572.4